UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2008

SILVERSTAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-140299	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

621 Bank Street, Wallace, Idaho		83873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604.960.0535

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Silverstar” mean Silverstar Mining Corp., a Nevada corporation, unless otherwise indicated and the term “Silverdale” means Silverdale Mining Corp., a private Nevada corporation whose shares we have acquired.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Joint Venture Agreement with New Jersey Mining Co.

On March 31, 2008, we entered into a joint venture agreement with New Jersey Mining Co. to acquire a 50% interest in the Silver Strand silver mine located in the Coeur d’Alene Mining District. We anticipate closing the joint venture agreement on or before July 31, 2008.

Under the terms of the joint venture agreement, we have agreed to share equally in the production and further development and exploration of the property.

Share Exchange Agreement with Silverdale Mining Corp.

On June 13, 2008, we entered into a share exchange agreement with Silverdale Mining Corp., a Nevada corporation, and the shareholders of Silverdale Mining Corp. Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Silverdale Mining Corp.’s common stock in exchange for the issuance by our company of 4,334,000 shares of our common stock to the shareholders of Silverdale Mining Corp.

Business of Silverdale Mining Corp.

Silverdale Mining Corp. is an exploration stage mining company whose principal focus is developing the properties that it has an interest in which are located in Idaho.

The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Silverdale occurred on July 24, 2008. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 13, 2008, we entered into a share exchange agreement with Silverdale Mining Corp., a Nevada corporation, and the shareholders of Silverdale Mining Corp. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Silverdale Mining Corp. occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, we issued 4,334,000 shares of our common stock to the former shareholders of Silverdale Mining Corp. in exchange for the acquisition, by our company, of all of the 4,334,000 issued and outstanding shares of Silverdale Mining Corp.

Our company had 60,834,000 common shares issued and outstanding as of July 25, 2008 as a result of the issuance of 4,334,000 common shares in connection with the closing of the share exchange agreement. As of the closing date, the former shareholders of Silverdale Mining Corp. held approximately 7.12% of the issued and outstanding common shares of our company.

Business of Silverdale Mining Corp.

Silverdale Mining Corp. is an exploration stage mining company whose principal focus is developing the properties that it has an interest in which are located in Idaho.

Because we were a shell company before our acquisition of all of the common stock of Silverdale Mining Corp., we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an early stage mineral exploration company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 3.

BUSINESS

General Overview

We were incorporated under the laws of the State of Nevada on December 5, 2003 under the name “Computer Maid, Inc.”. On February 13, 2006, we changed our name from “Computer Maid, Inc.” to “Rose Explorations Inc.”.

In February 2006, we acquired the Rose Prospect Lode Mining Claim in Clark County Nevada and in June 2006, we staked the Rose Prospect II Lode Mining Claim adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area. From February 2006, we have been an exploration stage company engaged in the exploration of mineral properties.

Effective March 4, 2008, we completed a merger with our subsidiary, Silverstar Mining Corp., a Nevada corporation. As a result, we have changed our name from “Rose Explorations Inc.” to “Silverstar Mining Corp.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective March 4, 2008 we effected a three (3) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 225,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 18,500,000 shares of common stock to 55,500,000 shares of common stock.

On June 13, 2008, we entered into a share exchange agreement with Silverdale Mining Corp., a Nevada corporation, and the shareholders of Silverdale Mining Corp. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Silverdale Mining Corp. occurred on July 24, 2008. In accordance with the closing of the share exchange agreement, we issued 4,334,000 shares of our common stock to the former shareholders of Silverdale Mining Corp. in exchange for the acquisition, by our company, of all of the 4,334,000 issued and outstanding shares of Silverdale Mining Corp the basis of 1 common shares of our company for every one common share of Silverdale Mining Corp.

On July 23, 2008, we closed a private placement consisting of 1,000,000 shares of our common stock at a price of $0.25 per share for aggregate gross proceeds of $250,000. We issued the 1,000,000 shares to 9 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Business Subsequent to the Closing of the Share Exchange Agreement

We are an exploration stage mining company engaged in the exploration of minerals on properties located in Idaho. Prior to the completion of the acquisition of Silverdale Mining Corp., we had an interest in the Rose Prospect Lode Mining Claim.

Our current operational focus is to conduct exploration activities on our Rose Load Claim, complete the mineral property option agreement and joint venture agreement held by our subsidiary, Silverdale Mining Corp.

Rose Prospect Lode Mining Claim

In February 2006, we acquired the Rose Prospect Lode Mining Claim in Clark County Nevada and in June 2006, we staked the Rose Prospect II Lode Mining Claim adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area. From February 2006, we have been an exploration stage company engaged in the exploration of mineral properties.

The Rose Lode Claim is located in the Goodsprings (Yellow Pine) Mining District situated within the southwestern comer of the State of Nevada, U.S.A. The Rose Lode Claim covers some former exploratory workings on a mineral showing.

The Yellow Pine Mining District is located in the area of the Spring Mountains of southern Nevada. Although less famous than many of the other mining districts of the Great Basin it nevertheless ranks second only to Tonopah in total Nevada lead and zinc production. During World War I this district was one of the most productive in the West, but by the end of World War II only a few mines remained in operation. The region is known for its historic production of lead, zinc, silver and gold.

The Rose Lode Claim is underlain by the Mississippian Monte Cristo Limestone Formation with the mineralization possibly comprised of copper minerals hosted by a breccia zone which may be up to 200 feet wide within the Anchor Limestone Member.

Mineral Property Option Agreement between our Company and Chuck Stein

On September 14, 2007, our wholly owned subsidiary, Silverdale Mining Corp. entered into a mineral property option agreement with Chuck Stein to acquire an undivided 100% right, tile and interest in eight unpatented mining claims described as the “Corby”, “Cory FR”, “Walker”, “Linda”, “Eddie”, “Smokey”, “Dorian” and “Valerine” claims which are located near Pinehurst, Shoshone County, Idaho.

In order to exercise this option we have agreed, over a period of four years, to make a total cash payment of $1,000,000, issue a total of 1,000,000 restricted shares of our common stock and conduct exploration expenditures of $1,000,000 on the claims.

To date, we have paid $50,000 and the mineral property option agreement remains in good standing.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Research and Development Expenditures

We have incurred $Nil in research and development expenditures over the last fiscal year.

Employees

Currently, we do not have any employees. Our directors and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We do not have any subsidiaries other than Silverdale Mining Corp.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Associated With Mining

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties since February 2006 and we have not yet located any mineral reserve. As a result, we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. We had cash in the amount of $20,669 as of March 31, 2008. At March 31, 2008, we had working capital of $10,983. We incurred a net loss of $38,510 for the six month period ended March 31, 2008 and $144,017 since inception. We estimate our average monthly operating expenses to be approximately $15,000 to $20,000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated November 29, 2007, to comment about our company’s ability to continue as a going concern. Management has plans to seek additional capital through a private placement and public offering of its capital stock. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that management’s plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence.” We continue to experience net operating losses.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Results of Operations for the Years Ended September 30, 2007 and 2006

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended September 30, 2007 and 2006 which are included herein.

Our operating results for the years ended September 30, 2007 and 2006, and the changes between those periods for the respective items are summarized as follows:

		Year Ended September 30, 2007		Year Ended September 30, 2006		Change Between Year Ended September 30, 2007 and December 31, 2006
Revenue	$	Nil	$	Nil	$	Nil
Acquisition of Mineral Property		Nil		6,375		(6,375)
Bank Charges and Interest		379		Nil		379
Consulting		7,500		Nil		7,500
Exploration and Development		Nil		6,125		(6,125)
Filing Fees		1,534		Nil		1,534
Legal and Accounting		28,524		3,040		25,484
Licenses and Permits		Nil		550		(550)
Rent		6,000		6,000		Nil
Management fees		18,000		18,000		Nil
Transfer Agent		2,530		Nil		2,530
Registered Agent		100		100		Nil
Net loss		64,567		40,190		24,377

Liquidity and Financial Condition

Working Capital

	Year Ended September 30, 2007 (audited)	Year Ended September 30, 2006 (audited)	Change between period ended September 30, 2007 and September 30, 2006
Current Assets	$42,170	$3,000	$31,652
Current Liabilities	$4,677	$9,940	$(5,263)
Working Capital (deficit)	$37,493	$(6,940)	$44,433

Cash Flows

		Year Ended September 30, 2007 (audited)		Year Ended September 30, 2006 (audited)		Change between period ended September 30, 2007 and September 30, 2006
Cash Flows provided by Operating Activities		$(45,830)		$(7,000)		$(38,830)
Cash Flows provided by Investing Activities	$	Nil	$	Nil	$	Nil
Cash Flows provided by Financing Activities		$85,000		$9,999		$75,001
Net Increase (Decrease) in Cash During Period		$39,170		$2,999		$36,171

At September 30, 2007, our total assets were $42,170, which consisted solely of cash of $42,170 (2006: $3,000).

The principal components of the loss for the year ended September 30, 2007 were legal and accounting fees, management fees, filing fees, transfer agent fees and rent.

Results of Operations for the Periods Ended March 31, 2008 and 2007

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2008 and 2007.

Our operating results for the three months ended March 31, 2008 and 2007 and the changes between those periods for the respective items are summarized as follows:

		Three Months Ended March 31, 2008		Three Months Ended March 31, 2007		Change Between Three Months Ended March 31, 2008 and March 31, 2007
Revenue	$	Nil	$	Nil	$	Nil
Bank Charges and Interest		34		157		(123)
Consulting		Nil		5,000		(5,000)
Filing Fees		525		350		175
Legal and Accounting		14,582		5,903		8,679
Licenses and Permits		2,316		Nil		2,316
Rent		1,500		1,500		Nil
Management fees		4,500		4,500		Nil
Transfer Agent		1,906		Nil		1,906
Net loss		25,363		17,410		7,953

Liquidity and Financial Condition

Working Capital

	March 31, 2008 (unaudited)	September 30, 2007 (audited)	Change between March 31, 2008 and September 30, 2007
Current Assets	$25,769	$42,170	$(16,401)
Current Liabilities	$14,786	$4,677	$10,109
Working Capital (deficit)	$10,983	$37,493	$(26,510)

Cash Flows

						Change between
						period ended
		Three Months		Three Months		March 31, 2008
		Ended		Ended
		March 31, 2008		March 31, 2007		and March 31,
		(unaudited)		(unaudited)		2007
Cash Flows provided by Operating Activities		$(13,129)	$	Nil		$(13,129)
Cash Flows provided by Investing Activities	$	Nil	$	Nil	$	Nil
Cash Flows provided by Financing Activities	$	Nil	$	Nil	$	Nil
Net Increase (Decrease) in Cash During Period		$(13,129)	$	Nil		$(13,129)

At March 31, 2008, our total assets were $25,769, which primarily consisted of cash of $20,669 (2007: $42,170), advances receivable of $3,000 (2007: $Nil) and prepaid expenses of $2,100 (2007: Nil).

The principal components of the loss for the three months ended March 31, 2008 were legal and accounting fees, management fees, licenses and permits, transfer agent fees and rent.

PROPERTIES

Property held by us: As of the date of this current report on Form 8-K, we hold the following properties: Rose Prospect, option to acquire eight unpatented mining claims described as the “Corby”, “Cory FR”, “Walker”, “Linda”, “Eddie”, “Smokey”, “Dorian” and “Valerine” claims and an option to acquire a 50% joint venture interest in the Silver Strand mine. For detail descriptions of these properties, please see the section entitled “Business” above.

Our facilities: As of the date of this current report, our executive, administrative, and operating offices are located at 621 Bank Street, Wallace, Idaho 83873. We lease approximately 2,000 square feet at a cost of $800 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 25, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Jim MacKenzie Chief Executive Officer/Director 435 Silverdale Pl North Vancouver BC Canada	2,200,000	3.6%
John Jardine Chief Financial Officer 2568 Palmerston West Vancouver BC Canada	1,000,000	1.6%

David Bond 126 King Street Wallace, ID 83873	800,000	1.3%
Dennis O'Brien Scott Building Wallace, ID 83873	100,000	0.2%
Justin L. Rice 219 Cedar Street Wallace, ID 83873	100,000	0.2%
Grant Brackebusch 801 Western Avenue Silverton, ID 83867	100,000	0.2%
Matt Williams 601 Hunt Gulch Road Kingston, ID 83839	100,000	0.2%
Howard Lahti 1158 Woodstock Rd Fredericton, NB Canada	100,000	0.2%
Greg Cowan 33158 Myrtle Ave Mission BC V2V5W1 Canada	25,000,000	41.1%
Directors and Executive Officers as a Group(1)	4,500,000 common shares	7.5%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 25, 2008. As of July 25, 2008, there were 60,834,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Jim MacKenzie	Director President, Chief Executive Officer	52	February 6, 2008
John Jardine	Chief Financial Officer Secretary and Treasurer	55	March 10, 2008
David Bond	Director	57	July 25, 2008
Dennis O'Brien	Director	47	July 25, 2008
Justin L. Rice	Director	90	July 25, 2008
Grant Brackebusch	Director	39	July 25, 2008
Matt Williams	Director	39	July 25, 2008
Howard Lahti	Director	55	July 25, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Jim MacKenzie

Jim MacKenzie has served in leadership positions at numerous corporations for more than 30 years, most recently at a private based news network of which he was appointed President in August 2006. Under his direction, the news network emphasizing alternative and "hard money" or precious metals news has grown considerably. In the spring of 2007 Mr. MacKenzie was appointed chairman and CEO of Nordic Nickel Ltd. which is now known as Constitution Mining Corp. Mr. MacKenzie resigned from the board of Constitution Mining Corp. in January 2008 to assume his duties for Silverstar.

John W. Jardine

John W. Jardine has 25 years' experience managing accounting and financial compliance for private and public companies trading on various Canadian exchanges. As president of J. W. Jardine & Company Ltd. in West Vancovuer, B.C., an accounting firm providing services to public and private companies, Mr. Jardine specialized in compliance financial reporting, company tax planning and tax preparation. From 1988-1989 he was vice president, finance of Samoth Financial in Vancouver, in charge of in-house accounting department supervision and public company and real estate transactions. From 1984-1988 he was Vice President of finance at Noramco Capital in Vancouver, BC where he managed more than 50 Vancouver and Toronto Stock Exchange-listed companies as regarded financial compliance and also liaised with external auditors.

David Bond

Mr. Bond is an award-winning journalist, writing and editing for newspapers on both coasts of North America. For the past two decades he specialized in covering non-ferrous metal mining stories for several prestigious publications, including Platt's Metals Week. As former editor of the Wallace Miner, his reporting and commentary have appeared in the Washington Times, the Seattle Post-Intelligencer, the Spokane Spokesman-Review, and the Anchorage Times. He is twice winner of the Atlantic City Press Club's prestigious National Headliner award and recipient of numerous honors from the Society of Professional Journalists, the Associated Press and the Idaho Press Club. He currently is editor of the on-line Silver Valley Mining Journal and his “Wallace Street Journal” column appears regularly on-line on Kitco, GoldSeek and

24hgold. He is author of the book, "The Silver Pennies."

Dennis O'Brien

Mr. O'Brien is a Certified Public Accountant who since 1990 has been an accountant for the H.F. Magnuson & Company, Wallace, Idaho. Mr. O'Brien was graduated from Northern Illinois University with a Bachelor of Science degree majoring in accounting. Mr. O'Brien serves as a director and/or secretary of numerous publicly-traded Silver Valley mining concerns.

Justin L. Rice

As Chairman and CEO of Coeur d’Alene Mines Corporation, Mr. Rice shepherded the famed Coeur Silver Mine in the Coeur d’Alene Mining District of northern Idaho, and the Coeur-Rochester Mine near Lovelock, Nevada, into production. The Coeur produced silver for two decades at a rate of 2.4 -2.6 million ounces per year. The Rochester Mine, still in operation after a 19-year run, has thus far produced in excess of 100 million ounces of silver and 1 million ounces of gold. Following his retirement from Coeur d'Alene Mines, Mr. Rice founded Silver Royal Apex Mining Co., and is exploring for silver in the Coeur d'Alene Mining District with venture partner Azteca Gold Corp.

Grant Brackebusch

Mr. Brackebusch is a professional mining engineer; he holds a Bachelor of Science. degree in Mining Engineering from the University of Idaho. Grant supervises mine operations at New Jersey Mining Co., with producing properties in the Coeur d'Alene Mining District including the famed Golden Chest gold mine in Murray, Idaho. Mr. Brackebusch is also a co-principal of Mine Systems Design, Inc. and conducts laboratory testwork for MSD's paste backfill clients. He was previously employed by Newmont Gold Co. as a mine planning engineer and shift supervisor. He is intimately familiar with Coeur d'Alene Mining District geology, logistics and metallurgy. New Jersey operates the Golden Chest, New Jersey and Silver Strand mines in northern Idaho, along with numerous silver and gold exploration projects.

Matt Williams

Mr. Williams has worked as a contract miner for Sunshine Mining Co., Anglo Gold, Thyssen Mining Co., and Stillwater Mining Co., and currently is employed by Hecla Mining Co. at its Lucky Friday Mine in Mullan, Idaho. The grandson of Corby Mine's prior owner, Chuck Stein, Mr. Williams is well-versed the Corby property and the geology of the Pine Creek Mining District, and is familiar with all aspects of underground, hard-rock metal mining.

Howard Lahti

Howard Lahti has focused on both precious and industrial metals throughout a career that has taken him around the world, from Canada, to South America, to Africa and Asia. In 2006 he directed a drilling program for UC Resources centered on the McFaulds #3 VMS deposit and subsequently the Noront new MMS Copper-Nickel-PGE deposit located about 20km to the west from the McFaulds Lake Camp. He also visited several properties belonging to Curimining SA, Quito in the Western Mountain Range of Ecuador. He also served as the "qualified person" under Canadian National Instrument 43-101 for a new company called Salazar Resources Inc. that bought the Curimining SA gold properties. In 2005 he completed a proprietary geochemical survey for Kitsault Resources in northwest British Columbia and supervised a MMI geochemical survey for a South African company at Victoria Island in the Arctic. Early in the 2000s, Mr. Lahti managed drilling and other mineral exploration projects for diamonds, gold and base metals in Ontario, Northwest Territories, British Columbia, Panama, Brazil, Peru and Africa. He also incorporated and ran Deep Search Exploration Technologies Inc. (DSET), a geochemical service company in Fredericton, New Brunswick. The company's new Quantum Dot Extraction (QPX) deep penetrating geochemical method was being extensively used in New Brunswick and elsewhere in Canada until 2003 when the laboratory was closed. In the 1990s, Mr. Lahti formed an affiliate consulting company with Dr. Bill Pelton, President of Phoenix Instruments, Inc. located in Colorado. He is still affiliated with Dr. Pelton with regard to potential oil shale projects in Colorado. In January 1999 the company conducted two SMX geochemical surveys for Lucero Resource Corp. in the Atacama Desert in northern Chile.

Mr. Lahti has worked in various exploration capacities since 1967 by working for Texas Gulf Co, Dresser Minerals Inc, Boliden Preusag, Millennium Gold (Thailand) Ltd, Pancontinental (Canada) Ltd, Barringer Research and Cerro Canada Ltd.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended September 30, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended September 30, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended September 30, 2007, September 30, 2006 and September 30, 2005, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Jim MacKenzie, President, Chief Executive Officer and Director(1)	2007 2006 2005	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

John Jardine, Chief Financial Officer, Secretary and Treasurer(2)	2007 2006 2005	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Derick Sinclair, Former Chief Financial Officer, Secretary and Treasurer(3)	2007 2006 2005	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Greg Cowan, Former Chief Executive Officer, Chief Financial Officer and Director(4)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Rex Pegg, Former Form VP Exploration and Director(5)	2007 2006 2005	2,500 Nil N//A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	Nil Nil N/A	2,500 Nil N/A

(1)	Mr. MacKenzie was appointed the President, Chief Executive Officer and a director of our company on February 6, 2008.

(2)	Mr. Jardine was appointed the Chief Financial Officer, Secretary and Treasurer on March 7, 2008.

(3)

Mr. Sinclair was appointed the Chief Financial Officer, Secretary and Treasurer of our company on February 6, 2008 and resigned as our Chief Financial Officer, Secretary and Treasurer on March 7, 2008.

(4)

Mr. Cowan was appointed the Chief Executive Officer, Chief Financial Officer and a director of our company since our inception on December 5, 2003 and resigned as or Chief Executive Officer, Chief Financial Officer and director on February 6, 2008.

(5)	Mr. Pegg was appointed the Vice President of Exploration and a director of our company in September 2006 and resigned as or Chief Operating Officer and director on February 6, 2008.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at September 30, 2007, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended September 30, 2007.

Options Grants in the Year Ended September 30, 2007

During the year ended September 30, 2007, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended September 30, 2007 and Year End Option Values

There were no stock options exercised during the year ended September 30, 2007 and no stock options held by our executive officers at the end of the year ended September 30, 2007.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended September 30, 2007.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended September 30, 2007, we did not pay any compensation or grant any stock options to our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

During the year ended September 30, 2007, a former officer and director made contributions to capital for management fees in the amount of $18,000 (2006 - $18,000) and for rent in the amount of $6,000 (2006 - $Nil).

Subsequent to March 31, 2008, we loaned $150,000 to a company controlled by one of our directors. This loan is unsecured, bears interest at 8% and is payable in 90 days.

Corporate Governance

We currently act with seven directors, consisting of Jim MacKenzie, David Bond, Dennis O'Brien, Justin L. Rice, Grant Brackebusch, Matt Williams, and Howard Lahti. We have determined that David Bond, Dennis O'Brien, Justin L. Rice, Grant Brackebusch, Matt Williams, and Howard Lahti are “independent directors” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Our shares of common stock are currently trading on the OTC Bulletin Board under the Symbol “SLVM.OB”. Our shares of common stock were initially approved for quotation on the OTC Bulletin Board on October 18, 2007 under the name “Rose Explorations Inc.” under the symbol, “ROEX”. On March 4, 2008, we changed our name to “Silverstar Mining Corp.” upon completion of our merger with our wholly owned subsidiary, “Silverstar Mining Corp.” and our trading symbol was changed to our current trading symbol, “SLMV.OB”. There have been no trades in our shares of common stock on the OTC Bulletin Board since we were approved for quotation.

Our shares of common stock are issued in registered form. The registrar and transfer agent for our shares of common stock is Transfer Online, 317 S.W. Alder Street, 2nd Floor, Portland, Oregon 97204 (Telephone: 1.503.227.2940) .

On July 25, 2008, the list of stockholders for our shares of common stock showed 75 registered stockholders and 60,834,000 shares of common stock outstanding.

Dividends

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

In January 2006, a total of 10,000,000 shares of our restricted common stock were sold to Greg Cowan, an officer and director, in exchange for $.001 par per share, for a total of $10,000 in cash. The transactions was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

In connection with the closing of the share exchange agreement, on July 24, 2008 we issued 4,334.000 restricted shares of our common stock to the former shareholders of Silverdale Mining Corp. as follows: 1,395,000 shares of common stock were issued to 16 non-US persons in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, and 2,939,000 shares of our common stock were issued to 37 US persons in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

On July 23, 2008, we closed a private placement consisting of 1,000,000 shares of our common stock at a price of $0.25 per share for aggregate gross proceeds of $250,000. We issued the 1,000,000 shares to 9 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 225,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 25, 2008, there were 60,834,000 shares of our common stock issued and outstanding that are held by 75 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLSOURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In January 2006, a total of 10,000,000 shares of our restricted common stock were sold to Greg Cowan, an officer and director, in exchange for $.001 par per share, for a total of $10,000 in cash. The transactions was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving a public offering.

In connection with the closing of the share exchange agreement, on July 24, 2008 we issued 4,334.000 restricted shares of our common stock to the former shareholders of Silverdale Mining Corp. as follows: 1,395,000 shares of common stock were issued to 16 non-US persons in reliance on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended, and 2,939,000 shares of our common stock were issued to 37 US persons in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

On July 23, 2008, we closed a private placement consisting of 1,000,000 shares of our common stock at a price of $0.25 per share for aggregate gross proceeds of $250,000. We issued the 1,000,000 shares to 9 non-US persons pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 16, 2008, the board appointed David Bond, Dennis O'Brien, Justin L. Rice, Grant Brackebusch, Matt Williams, and Howard Lahti as directors of our company. Please see the section titled “Directors and Executive Officers”.

David Bond

Mr. Bond is an award-winning journalist, writing and editing for newspapers on both coasts of North America. For the past two decades he specialized in covering non-ferrous metal mining stories for several prestigious publications, including Platt's Metals Week. As former editor of the Wallace Miner, his reporting and commentary have appeared in the Washington Times, the Seattle Post-Intelligencer, the Spokane Spokesman-Review, and the Anchorage Times. He is twice winner of the Atlantic City Press Club's prestigious National Headliner award and recipient of numerous honors from the Society of Professional Journalists, the Associated Press and the Idaho Press Club. He currently is editor of the on-line Silver Valley Mining Journal and his “Wallace Street Journal” column appears regularly on-line on Kitco, GoldSeek and 24hgold. He is author of the book, "The Silver Pennies."

Dennis O'Brien

Mr. O'Brien is a Certified Public Accountant who since 1990 has been an accountant for the H.F. Magnuson & Company, Wallace, Idaho. Mr. O'Brien was graduated from Northern Illinois University with a Bachelor of Science degree majoring in accounting. Mr. O'Brien serves as a director and/or secretary of numerous publicly-traded Silver Valley mining concerns.

Justin L. Rice

As Chairman and CEO of Coeur d’Alene Mines Corporation, Mr. Rice shepherded the famed Coeur Silver Mine in the Coeur d’Alene Mining District of northern Idaho, and the Coeur-Rochester Mine near Lovelock, Nevada, into production. The Coeur produced silver for two decades at a rate of 2.4 -2.6 million ounces per year. The Rochester Mine, still in operation after a 19-year run, has thus far produced in excess of 100 million ounces of silver and 1 million ounces of gold. Following his retirement from Coeur d'Alene Mines, Mr. Rice founded Silver Royal Apex Mining Co., and is exploring for silver in the Coeur d'Alene Mining District with venture partner Azteca Gold Corp.

Grant Brackebusch

Mr. Brackebusch is a professional mining engineer; he holds a Bachelor of Science. degree in Mining Engineering from the University of Idaho. Grant supervises mine operations at New Jersey Mining Co., with producing properties in the Coeur d'Alene Mining District including the famed Golden Chest gold mine in Murray, Idaho. Mr. Brackebusch is also a co-principal of Mine Systems Design, Inc. and conducts laboratory testwork for MSD's paste backfill clients. He was previously employed by Newmont Gold Co. as a mine planning engineer and shift supervisor. He is intimately familiar with Coeur d'Alene Mining District geology, logistics and metallurgy. New Jersey operates the Golden Chest, New Jersey and Silver Strand mines in northern Idaho, along with numerous silver and gold exploration projects.

Matt Williams

Mr. Williams has worked as a contract miner for Sunshine Mining Co., Anglo Gold, Thyssen Mining Co., and Stillwater Mining Co., and currently is employed by Hecla Mining Co. at its Lucky Friday Mine in Mullan, Idaho. The grandson of Corby Mine's prior owner, Chuck Stein, Mr. Williams is well-versed in the Corby property and the geology of the Pine Creek Mining District, and is familiar with all aspects of underground, hard-rock metal mining.

Howard Lahti

Howard Lahti has focused on both precious and industrial metals throughout a career that has taken him around the world, from Canada, to South America, to Africa and Asia. In 2006 he directed a drilling program for UC Resources centered on the McFaulds #3 VMS deposit and subsequently the Noront new MMS Copper-Nickel-PGE deposit located about 20km to the west from the McFaulds Lake Camp. He also visited several properties belonging to Curimining SA, Quito in the Western Mountain Range of Ecuador. He also served as the "qualified person" under Canadian National Instrument 43-101 for a new company called Salazar Resources Inc. that bought the Curimining SA gold properties. In 2005 he completed a proprietary geochemical survey for Kitsault Resources in northwest British Columbia and supervised a MMI geochemical survey for a South African company at Victoria Island in the Arctic. Early in the 2000s, Mr. Lahti managed drilling and other mineral exploration projects for diamonds, gold and base metals in Ontario, Northwest Territories, British Columbia, Panama, Brazil, Peru and Africa. He also incorporated and ran Deep Search Exploration Technologies Inc. (DSET), a geochemical service company in Fredericton, New Brunswick. The company's new Quantum Dot Extraction (QPX) deep penetrating geochemical method was being extensively used in New Brunswick and elsewhere in Canada until 2003 when the laboratory was closed. In the 1990s, Mr. Lahti formed an affiliate consulting company with Dr. Bill Pelton, President of

Phoenix Instruments, Inc. located in Colorado. He is still affiliated with Dr. Pelton with regard to potential oil shale projects in Colorado. In January 1999 the company conducted two SMX geochemical surveys for Lucero Resource Corp. in the Atacama Desert in northern Chile.

Mr. Lahti has worked in various exploration capacities since 1967 by working for Texas Gulf Co, Dresser Minerals Inc, Boliden Preusag, Millennium Gold (Thailand) Ltd, Pancontinental (Canada) Ltd, Barringer Research and Cerro Canada Ltd.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Included herein as Exhibit 99.1 to this Current Report on Form 8-K are the following audited financial statements of Silverdale Mining Corp., prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;
	2.	Balance Sheet as at March 31, 2008.
	3.	Statements of Operations for the year ended March 31, 2008 and for the period from inception (February 7, 2007) to March 31, 2008
	4.	Statements of Stockholders’ Equity for the period from inception (February 7, 2007) to March 31, 2008
	5.	Statements of Cash Flows for the year ended March 31, 2008 and for the period from inception (February 7, 2007) to March 31, 2008
	6.	Notes to Financial Statements.
(b)	Pro-forma Financial Information
Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements:
	1.	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2008
	2.	Unaudited Pro Forma Consolidated Statement of Operations and Deficit for the year ended March 31, 2008

Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit Number	Description

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on January 30, 2007).

3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on January 30, 2007).

3.3

Articles of Merger filed with the Secretary of State of Nevada on February 20, 2008 and which is effective March 4, 2008 (incorporated by reference from our Current Report on Form 8-K filed on March 5, 2008).

3.4

Certificate of Change filed with the Secretary of State of Nevada on February 20, 2008 and which is effective March 4, 2008 (incorporated by reference from our Current Report on Form 8-K filed on March 5, 2008).

(10)	Material Contracts

10.1

Purchase Agreement Rose Prospect Lode Claim (incorporated by reference from our Registration Statement on Form SB-2 filed on January 30, 2007). Share Exchange Agreement dated June 13, 2008, among our company, Silverdale Mining Corp. and

10.2	the selling the shareholders of Silverdale Mining Corp. as set out in the share exchange agreement (incorporated by reference from our Current Report on Form 8-K filed on June 16, 2008).

10.3*	Mineral Property Option Agreement dated September 14, 2007 between Silverdale Mining Corp. and Chuck Stein.

10.4*	Joint Venture Agreement dated March 31, 2008 between our company and New Jersey Mining Company.

(21)	Subsidiaries of the Registrant

21.1	Silverdale Mining Corp.

(99)	Additional Exhibits

99.1*	Financial Statements of Silverdale Mining Corp. for the year ended March 31, 2008 and for the period from February 7, 2007 (inception) to March 31, 2008

99.2*	Pro Forma Financial Information

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSTAR MINING CORP.

/s/ Jim MacKenzie
Jim MacKenzie
President, Chief Executive Officer and Director

Date: July 28, 2008